UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013 (September 16, 2013)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

(713) 627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 16, 2013, Spectra Energy Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as managers of the several underwriters named therein, relating to the public offering of $500 million aggregate principal amount of the Partnership’s 2.950% senior notes due 2018 (the “2018 Notes”) at a price to the public of 99.829% of the face amount of the 2018 Notes, $1 billion aggregate principal amount of the Partnership’s 4.750% senior notes due 2024 (the “2024 Notes”) at a price to the public of 99.765% of the face amount of the 2024 Notes and $400 million aggregate principal amount of the Partnership’s 5.950% senior notes due 2043 (the “2043 Notes” and together with the 2018 Notes and the 2024 Notes, the “Notes”) at a price to the public of 99.875% of the face amount of the 2043 Notes.

The terms of the Notes will be governed by the Indenture, dated as of June 9, 2011, by and among the Partnership and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of the closing date, between the Partnership and the Trustee, setting forth the specific terms applicable to the Notes.

The offering of the Notes is expected to close on September 25, 2013, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. The Partnership intends to use the net proceeds from the offering to pay a portion of the cash consideration for Spectra Energy Corp’s dropdown of its remaining U.S. transportation, storage and liquids assets to the Partnership (the “Dropdown Transactions”). The closing of substantially all of the Dropdown Transactions is expected to occur during the fourth quarter of 2013, subject to regulatory approval and the satisfaction of customary closing conditions.

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-176245), which became effective on August 11, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursement. In addition, J.P. Morgan Securities LLC or its affiliates are customers of the Partnership in the ordinary course of business.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated September 16, 2013, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as managers of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ J. Patrick Reddy
J. Patrick Reddy Vice President and Chief Financial Officer

Date: September 20, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated September 16, 2013, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as managers of the several underwriters named therein.